Consent of Independent Auditors



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 25, 1999 (except Notes 1 and 6, as to which the date is November 17, 1999) in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-78493) and related Prospectus of Americlean, Inc. for the registration of shares of its common stock.



                                                  /s/ Ernst & Young LLP

      Charlotte, NC
      January 31, 2000